Exhibit 99.1

For Immediate Release
Local.com® and SuperMedia Renew and Expand
Local Advertising Distribution Agreement
IRVINE, CA, March 31, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, and SuperMedia LLC, home to Superpages.com®, today announced an expanded local advertising distribution agreement.
Under the new agreement, SuperMedia’s performance and subscription advertisers will receive preferred placement on www.local.com. The expanded agreement also includes distribution of enhanced ads and content from Superpages.com advertisers, including ratings and reviews, links to local business profile pages and videos. The expanded agreement is expected to increase the monetization of Local.com search traffic by providing an increased number of Superpages.com’s advertiser listings in response to search requests on Local.com and its distribution network. Revenue is generated when consumers connect with advertisers by clicking on their listing or calling their businesses.
“We are pleased to renew and expand our agreement with Local.com,” said Robyn Rose, vice president of product management at SuperMedia. “The agreement expands our distribution, allowing us to extend our advertisers’ content and deliver more leads to many of our local and national advertisers.”
“We are very happy to continue our successful relationship with SuperMedia,” said Rick Szatkowski, general manager, network properties and sales and advertiser services for Local.com. “This expanded agreement demonstrates Local.com’s commitment to providing value to our users by offering relevant local business content, while increasing return on advertising investment to our partners’ advertisers by placing their targeted ads in front of tens of millions of consumers on the Local.com site and network.”
About Local.com®
Local.com (NASDAQ: LOCM) owns and operates a leading local search site and private label network in the United States. The company uses patented technologies to provide over 20 million consumers each month with the most relevant search results for local businesses, products and services on Local.com and over 700 regional media sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise, or for more information visit: www.local.com.

About SuperMedia LLC
SuperMedia LLC (“SuperMedia”) (NASDAQ:SPMD) is the advertising agency for local small to medium sized businesses across the United States. SuperMedia specializes in results. Click-here results. Ring-the-phone results. Knock-on-the-door results.
SuperMedia’s advertising products and services include: the SuperGuarantee® and SuperTradeExchange® programs, Verizon® Yellow Pages, FairPoint® Yellow Pages, Superpages.com®, EveryCarListed.com®, Switchboard.comSM, LocalSearch.comSM, Superpages Mobile® and SuperpagesDirect® direct mail products. For more information, visit www.supermedia.com.
Local.com — Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plan,’ ‘expect,’ ‘intend,’ ‘project,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, row our business by enhancing our local-search services, increase the number of businesses that purchase our subscription advertising and web-hosting products, expand our advertiser and distribution networks, operate as multiple business units, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Local.com Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com

Local.com Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

SuperMedia Media Relations Contact:
Lisa Vilfordi
SuperMedia
972-453-3916
lisa.vilfordi@supermedia.com